UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2024

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Brigham Street, Unit 4, Marlborough, MA 01752
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 3, 2024, Ondas Networks Inc. (“Networks”), a subsidiary of Ondas Holdings Inc. (the "Company"), entered into that certain Security Note Agreement (the "Agreement"), by and among Networks, as borrower, and Charles & Potomac Capital, LLC, an entity affiliated with Joseph Popolo, a director of the Company, as lender ("C&P"), pursuant to which, Networks may draw, and C&P shall loan Networks, up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Secured Loan"). Any additional draw following the Initial Draw (as defined below) shall be entirely subject to C&P’s sole discretion. Pursuant to the Agreement, Networks issued C&P a secured note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000), which amount may be increased or decreased by the mutual written agreement of the parties thereto (the "Note"). The Note (i) bears interest at a rate of 8% per annum, (ii) has a maturity date of February 28, 2025, and (iii) is secured by all assets of Networks. Pursuant to the Agreement, Networks issued C&P a warrant to purchase shares of preferred stock of Networks, $0.00001 par value per share.

On September 3, 2024, Networks issued a certain request for draw in the principal amount of One Million Dollars ($1,000,000) (the “Initial Draw”).

C&P previously purchased convertible notes of Networks in the aggregate original principal amount of $700,000 and $800,000, on July 8, 2024 and July 23, 2024, respectively, as disclosed in the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 14, 2024.

The foregoing summary of the terms of the Secured Loan does not purport to be complete and is subject to, and qualified in its entirety by, such documents attached as Exhibits 4.1, 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant of Ondas Networks Inc.
10.1*	Secured Note Agreement, dated September 3, 2024, by and between Ondas Networks Inc. and Charles & Potomac Capital, LLC.
10.2	Security Agreement, dated September 3, 2024, by and among Ondas Networks Inc. and Charles & Potomac Capital, LLC.
10.3*	Patent Security Agreement, dated September 3, 2024, by and between Ondas Networks Inc. and Charles & Potomac Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2024	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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